UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 16, 2013

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Principal Officer

On December 16, 2013, the Company terminated the employment of Micheal L. Gifford, Executive Vice President, as part of a streamlining of the Company’s executive team as a cost saving measure. The terms of the termination are provided under the Executive Employment Agreement between Mr. Gifford and the Company as reported on the Company’s Form 8-K dated March 8, 2012. As a result of Mr. Gifford’s termination, Mr. Gifford is entitled to a continuation of regular base salary payments for a period of six months, continued health insurance benefits for up to six months, certain variable compensation amounts under the Company’s Management Variable Incentive Compensation Plan if and as earned, and other benefits as provided in his Executive Employment Agreement.

The duties of Mr. Gifford are being assumed by other officers and senior management employees of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ David W. Dunlap
Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

Date: December 19, 2013